UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 28, 2020 (September 17, 2020)

 THIRD POINT REINSURANCE LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36052	98-1039994
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Point House
3 Waterloo Lane
Pembroke HM 08 Bermuda
(Address of principal executive offices and Zip Code)
Registrant’s telephone number, including area code: +1 441 542-3300
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Shares, $0.10 par value	TPRE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.
On September 17, 2020, Third Point Reinsurance Ltd. (“Third Point Re”) announced an investment in Arcadian Risk Capital Ltd. (“Arcadian” or the "Company”), a start-up led by John Boylan, a well-known industry executive with a 30-year track record in the global insurance market. Third Point Re has made a significant capital commitment and will own a minority stake in the newly-formed company. In addition to capitalizing the Company, Third Point Re will also provide insurance paper and meaningful net capacity. Arcadian has been established as a Managing General Agent and incorporated in Bermuda where the Company will initially operate.
Arcadian will begin its operations with a Bermuda-only platform with a plan to expand to multiple offices over time where the Company will underwrite various lines of risk managed insurance business, via established broker networks. Arcadian plans to expand to other global insurance hubs based on the prevailing market opportunities and may look to open additional offices in other jurisdictions. As Arcadian expands, the Company intends to build teams of experienced underwriters who will be made up of market-leading, technically driven underwriters who have demonstrated an ability to underwrite for return at all points in the cycle.
Arcadian will start by writing excess casualty and professional liability. In excess casualty, the underwriting teams being added to the platform have experience in life sciences, healthcare, transportation, utilities and construction. In professional liability, Arcadian will target public D&O, private companies D&O, E&O for accountants, consultants, brokers and employment practices liability insurance (EPLI), as well as architects and engineers (A&E) professional liability. Arcadian will consider other business lines where strong underwriting relationships exist and which are expected to meet the Company's desired underwriting returns.
Arcadian will initially write lines of up to $15 million for any one insured for any one class of business, with a minimum attachment point of $5 million for excess casualty and professional liability business. The Company is targeting gross written premium for 2020 of approximately $10 million and full year 2021 gross written premium of between $75 million and $125 million. Third Point Re intends to place quota share reinsurance on the portfolio. The vast majority of business is expected to come from the United States, with distribution originating from large retail brokers. The profile of the portfolio Arcadian will build is expected to be risk-managed accounts, where there are professional risk managers on staff at the insured, which would typically indicate Fortune 1000 or FTSE 250 sized customers.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

101	Pursuant to Rule 406 of Regulation S-T, the cover page information in formatted in Inline XBRL
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101)

Safe Harbor Statement Regarding Forward-Looking Statements
This includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond Third Point Re’s control. Third Point Re cautions you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Actual events, results and outcomes may differ materially from Third Point Re’s expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, the following: Arcadian’s ability to, and success at, writing the business indicated, its expansion plans and Third Point Re’s ability to place quota share reinsurance on the portfolio; expected results of operations fluctuate and may not be indicative of our prospects; a pandemic or other catastrophic event, such as the ongoing COVID-19 outbreak, may adversely impact our financial condition or results of operations; more established competitors; losses exceeding reserves; highly cyclical property and casualty reinsurance industry; losses from catastrophe exposure; downgrade, withdrawal of ratings or change in rating outlook by rating agencies; significant decrease in our capital or surplus; dependence on key executives; inability to service our indebtedness; limited cash flow and liquidity due to our indebtedness; inability to raise necessary funds to pay principal or interest on debt; potential lack of availability of capital in the future; credit risk associated with the use of reinsurance brokers; future strategic transactions such as acquisitions, dispositions, mergers or joint ventures; technology breaches or failures, including cyber-attacks; lack of control over Third Point Enhanced LP (“TP Fund”); lack of control over the allocation and performance of TP Fund’s investment portfolio; dependence on Third Point LLC to implement TP Fund’s investment strategy; limited ability to withdraw our capital accounts from TP Fund; decline in revenue due to poor performance of TP Fund’s investment portfolio; TP Fund’s investment strategy involves risks that are greater than those faced by competitors; termination by Third Point LLC of our or TP Fund’s investment management agreements; potential conflicts of interest with Third Point LLC; losses resulting from significant investment positions; credit risk associated with the default on obligations of counterparties; ineffective investment risk management systems; fluctuations in the market value of TP Fund’s investment portfolio; trading restrictions being placed on TP Fund’s investments; limited termination provisions in our investment management agreements; limited liquidity and lack of valuation data on certain TP Fund’s investments; fluctuations in market value of our fixed-income securities; U.S. and global economic downturns; specific characteristics of investments in mortgage-backed securities and other asset-backed securities, in securities of issues based outside the U.S., and in special situation or distressed companies; loss of key employees at Third Point LLC; Third Point LLC’s compensation arrangements may incentivize investments that are risky or speculative; increased regulation or scrutiny of alternative investment advisers affecting our reputation; suspension or revocation of our reinsurance licenses; potentially being deemed an investment company under U.S. federal securities law; failure of reinsurance subsidiaries to meet minimum capital and surplus requirements; changes in Bermuda or other law and regulation that may have an adverse impact on our operations; Third Point Re and/or Third Point Reinsurance Company Ltd. (“Third Point Re BDA”) potentially becoming subject to U.S. federal income taxation; potential characterization of Third Point Re and/or Third Point Re BDA as a passive foreign investment company; subjection of our affiliates to the base erosion and anti-abuse tax; potentially becoming subject to U.S. withholding and information reporting requirements under the Foreign Account Tax Compliance Act; risks associated with the failure to complete, or the failure to realize the expected benefits of the transaction with Sirius; and other risks and factors listed under “Risk Factors” in Third Point Re’s most recent Annual Report on Form 10-K, as updated by our Quarterly Reports on Form 10-Q for the periods ended March 31, 2020 and June 30, 2020, and other periodic and current disclosures filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date made and Third Point Re undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2020	/s/ Christopher S. Coleman
	Name:	Christopher S. Coleman
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

101	Pursuant to Rule 406 of Regulation S-T, the cover page information in formatted in Inline XBRL
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101)